Exhibit No. 10.38
Armstrong World Industries Inc. 2008 Directors Stock Unit Plan
Adopted by Armstrong World Industries, Inc. Board of Directors on April 11, 2008
I. Purpose
The purposes of this 2008 Directors Stock Unit Plan (the “Plan”) are to promote the growth and profitability of Armstrong World Industries, Inc. (the “Corporation”) by increasing the mutuality of interests between directors and the shareholders of the Corporation.
II. Definitions
The following terms shall have the meanings shown:
2.1	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.2	“Board” shall mean the Board of Directors of the Corporation.

2.3	“Change in Control Event” shall mean the occurrence of the event set forth in any one of the following paragraphs with respect to the Corporation:
(a)	Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)	The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

(c)	There is consummated a merger or consolidation of the Corporation (including a triangular merger to which the Corporation is a party) with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its subsidiaries) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities; or

(d)	The shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale. Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.
2.4	“Committee” shall mean the Nominating and Governance Committee of the Board, or any successor committee.

2.5	“Common Stock” shall mean Common Stock of the Corporation.

2.6	“Delivery Date” shall have the meaning set forth in Section 4.4(b).

2.7	“Fair Market Value” shall mean the closing price of the Common Stock on the stock exchange on which the Common Stock is listed on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price on the following day on which there was a sale.

2.8	“Participant” shall mean a non-employee director to whom Units are granted under the Plan.

2.9	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (v) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-1(b) of the Exchange Act, which Schedule indicates beneficial ownership of 15% or more of the outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities.

2.10	“Unit” shall mean a right granted by the Committee pursuant to Section 4.1 to receive one share of Common Stock as of a specified date, which right may be made conditional upon the occurrence or nonoccurrence of other specified events as herein provided.
III. General
3.1	Administration. The Plan may be administered by the Board or, if delegated, to the Committee. Administration shall be delegable to the extent provided by law. If authority is delegated to the Committee, the following provisions would apply:
(a)	Each member of the Committee shall at the time of any action under the Plan be a “disinterested person” as then defined under Rule 16b-3 under the Exchange Act or any successor rule.

(b)	The Committee shall have the authority in its sole discretion from time to time: (i) to make discretionary grants of Units to eligible directors as provided herein; (ii) to prescribe such terms, conditions, limitations and restrictions, not inconsistent with the Plan, applicable to any grant as deemed appropriate; and (iii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

(c)	All such actions shall be final, conclusive and binding upon the Participant. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant thereunder.
3.2	Eligibility. A grant of Units under the Plan may be made to any non-employee director of the Corporation.

3.3	Aggregate Limit on Grants. The aggregate number of shares of Common Stock which may be issued in connection with Units granted under the Plan shall not exceed 300,000 shares, subject to adjustments pursuant to Sections 5.4 and 5.5. Shares subject to grants under this Plan may either be authorized but unissued shares or previously issued shares that have been reacquired by the Corporation. Shares authorized under the Plan may be used to satisfy obligations of the Corporation for units granted under the 2006 Phantom Stock Unit Plan based upon election by Participants holding such units.
3.4	Election to Satisfy Units under the 2006 Plan. Participants who hold units granted under the 2006 Phantom Stock Unit Plan may elect to have the Corporation satisfy its payment obligations in respect of such units in the same manner in which the Corporation satisfies its payment obligations for units granted under this Plan, e.g., by delivering one share of common stock for each unit granted under that plan out of the reserve for shares authorized for issuance under this Plan. Payments to Participants who have made such election in respect of units under that 2006 Plan will be made according to the terms of this Plan.

3.5	Term. Grants under this Plan may be made through October 2017. No further grants may be made after that date unless shareholders have approved an extension of the Plan.
IV. Units
4.1	Grant of Units. Each non-employee director of the Corporation shall be granted the number of Units set forth below, contingent upon their service on the Board in such capacity on the date of grant:
(a)	Annual Grants. On the first business day following the regular meeting of the Board each October (or if there is no regular meeting scheduled in that month, then the last business day of that month), each non-employee director shall be granted a number of Units equal to (i) 55% of the total compensation payable to the non-employee director as an annual retainer divided by (ii) the Fair Market Value of a share of Common Stock on that date, rounded to the next highest whole number.

(b)	Discretionary Grants. Units may also be granted at such times, and in amounts to such eligible non-employee directors, upon such terms and conditions as are deemed appropriate.
4.2	Grant Agreements. The grant of any Units shall be evidenced by a written agreement executed by the Corporation and the Participant, stating the number of Units granted and such other terms and conditions of the grant as the Board or the Committee may from time to time determine. The Plan has been written with the intent of complying with Section 409A of the U.S. Internal Revenue Code. However, if any grant shall be deemed to constitute a deferral of compensation subject to said section, in the discretion of the Committee, the grant may be unilaterally modified to comply with the requirements of said section or cancelled.

4.3	Optional Terms and Conditions of Units. To the extent not inconsistent with the Plan, the Board or the Committee may prescribe such terms and conditions applicable to any grant of Units as it may in its discretion determine.

4.4	Standard Terms and Conditions of Units. Unless otherwise determined by the Board or the Committee pursuant to Section 4.3, each grant of Units shall be made on the following terms and conditions, in addition to such other terms, conditions, limitations and restrictions as the Board or Committee, in its discretion, may determine to prescribe:
(a)	Vesting. The date on which each Unit shall vest, contingent upon the Participant’s continued service as a director of the Corporation on such date, shall be the earlier of:
(i)	the one-year anniversary of the grant;

(ii)	the death or total and permanent disability of the Participant; or

(iii)	the date of any Change in Control Event.
(b)	Delivery Date. The date on which each vested Unit shall be paid (“Delivery Date”) shall be the earlier of:
(i)	the six-month anniversary of the director’s separation from service from the Corporation for any reason other than a removal for cause; or

(ii)	the date of any Change in Control Event, provided that Participant is a director of the Corporation on such date and that such Change in Control Event also qualifies as a change in ownership or effective control of the Corporation or a change in ownership of a substantial portion of the Corporation’s assets, within the meaning of Section 409A of the Internal Revenue Code.

Upon the Delivery Date, the Corporation shall deliver to the Participant shares of Common Stock in payment for the vested Units, with one share of Common Stock delivered for each vested Unit.
(c)	Forfeiture of Units. Upon the effective date of a separation of the Participant’s service as a director with the Corporation for cause, as determined by the Board or the Committee, all Units for which the Delivery Date has not occurred, whether or not vested, shall immediately be forfeited to the Corporation without consideration or further action being required of the Corporation. Upon the effective date of a separation of the Participant’s service as a director with the Corporation for any reason other than cause, as determined by the Board or the Committee, all unvested Units shall immediately be forfeited to the Corporation without consideration or further action being required of the Corporation. For purposes of the two immediately preceding sentences, the effective date of the Participant’s separation shall be the date on which the Participant ceases to perform services as a director of the Corporation as determined under Section 409A of the Code.

(d)	Dividend Equivalents. If an award of Units is outstanding as of the record date for determination of the shareholders of the Corporation entitled to receive a cash dividend on its outstanding shares of Common Stock, the awardee shall be entitled to a cash payment in an amount equal to (a) the per share amount of such dividend, multiplied by (b) the number of outstanding Units awarded to be paid on the payment date for such dividend, provided the Participant is serving as a director of the Corporation on such date.
4.5	Transfer Restriction. No Unit shall be assignable or transferable by another than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of at the time of death.
V. Miscellaneous
5.1	No Right to Continued Service. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the service as a director of the Corporation or affect any right which the Corporation or its shareholders may have to elect or remove directors.

5.2	Non-Uniform Determinations. The Board’s or Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

5.3	No Rights as Shareholders. Recipients of grants under the Plan shall have no rights as shareholders of the Corporation with respect thereto until shares of Common Stock are delivered in payment therefor.

5.4	Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock, the Committee shall in its discretion appropriately adjust the number of Units which may be granted under the Plan, the number of Units subject to grants made under the Plan and any and all other matters deemed appropriate by the Committee.

5.5	Reorganization. In the event that the outstanding Common Stock shall be changed in number, class or character by reason of any split-up, change of par value, stock dividend, combination or reclassification of shares, merger, consolidation or other corporate change, or shall be changed in value by reason of any spin-off, dividend in partial liquidation or other special distribution, the Board or the Committee shall make such changes as it may deem equitable in outstanding Units granted pursuant to the Plan and the number and character of Units available for future grants.

5.6	Amendment or Termination of the Plan. The Board may at any time terminate the Plan and may from time to time amend the Plan as it may deem advisable; provided, however, that approval of the shareholders of the Corporation will be required for any amendment:
(a)	To increase the total number of shares issuable under the Plan under Section 3.3 (except for adjustments under Section 5.4 or 5.5); or

(b)	That would otherwise constitute a “material revision” within the meaning of applicable rules of the

New York Stock Exchange in effect at that time.
An amendment of this Plan will, unless the amendment provides otherwise, be immediately and automatically effective for all outstanding grants. The Board may also amend any outstanding grants under this Plan, provided the grants, as amended, contain only such terms and conditions as would be permitted or required for a new grant under this Plan.
5.7	Governing Law. This Plan will be governed by the laws of the Commonwealth of Pennsylvania, without regard to any conflict of law rules.